Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Laura C. Meagher, Scott A. Roe, and Steven E. Rendle, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended March 30, 2019, to be filed with the Securities and Exchange Commission.
IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 14th day of May, 2019.

V.F. CORPORATION
ATTEST:

/s/ Laura C. Meagher	By:	/s/ Steven E. Rendle
Laura C. Meagher		Steven E. Rendle
Secretary		Chairman of the Board

Principal Executive Officer:		Principal Financial Officer:

/s/ Steven E. Rendle		/s/ Scott A. Roe
Steven E. Rendle		Scott A. Roe
President and Chief Executive Officer		Executive Vice President and Chief Financial Officer

/s/ Richard T. Carucci		/s/ W. Rodney McMullen
Richard T. Carucci, Director		W. Rodney McMullen, Director

/s/ Juliana L. Chugg		/s/ Clarence Otis, Jr.
Juliana L. Chugg, Director		Clarence Otis, Jr., Director

/s/ Benno O. Dorer		/s/ Steven E. Rendle
Benno O. Dorer, Director		Steven E. Rendle, Director

/s/ Mark S. Hoplamazian		/s/ Carol L. Roberts
Mark S. Hoplamazian, Director		Carol L. Roberts, Director

/s/ Laura W. Lang		/s/ Matthew J. Shattock
Laura W. Lang, Director		Matthew J. Shattock, Director

/s/ W. Alan McCollough		/s/ Veronica Wu
W. Alan McCollough, Director		Veronica Wu, Director